UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-35525	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia

Aliso Viejo, California 92656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2016, Smith Micro Software, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Three proposals were submitted to, and approved by, stockholders at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2016. The final results for the votes regarding each proposal are set forth below.

1.             Stockholders elected two directors to the Company’s Board of Directors to hold office until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The votes regarding this proposal were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Andrew Arno	17,824,942	2,114,280	19,379,029
Samuel Gulko	17,809,026	2,130,196	19,379,029

2.             The non-binding advisory resolution on executive compensation (“Say-on-Pay”) was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
18,438,292	837,364	663,566	19,379,029

3.             The resolution to ratify the selection of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
38,231,507	697,166	389,578	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

Date: June 17, 2016	/s/ Steven M. Yasbek
Steven M. Yasbek
Vice President and Chief Financial Officer

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